SCHEDULE C
                                       TO
                        THE ADVISORS' INNER CIRCLE FUND
                        AMENDED AND RESTATED RULE 18F-3
                              MULTIPLE CLASS PLAN
                            DATED FEBRUARY 21, 2007

                                 CAMBIAR FUNDS

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            FUND                    INVESTOR CLASS         INSTITUTIONAL CLASS
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Cambiar Opportunity Fund                  X                         X
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Cambiar International Fund                X                         X
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Cambiar Small Cap Fund                    X                         X
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Cambiar Aggressive Value Fund             X                         X
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Cambiar Smid 30 Fund                      X
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